Exhibit 5.1

May 2, 2024

Carlisle Companies Incorporated
16430 North Scottsdale Road, Suite 400
Scottsdale, Arizona 85254

Carlisle Companies Incorporated
Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as special counsel to Carlisle Companies Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 1,400,000 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), issuable under the Carlisle Companies Incorporated Incentive Compensation Program, as amended and restated effective January 1, 2024 (the “Plan”).
This opinion letter is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Amended and Restated Certificate of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Plan, (iv) the Registration Statement, (v) resolutions of the Company’s Board of Directors approving the Plan and authorizing the registration and issuance of the Shares and (vii) a certificate issued by the Secretary of State of the State of Delaware on the date hereof to the effect that the Company is existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”).
For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all
McGuireWoods LLP | www.mcguirewoods.com
Atlanta | Austin | Baltimore | Charlotte | Charlottesville | Chicago | Dallas | Houston | Jacksonville | London | Los Angeles - Century City
Los Angeles - Downtown | New York | Norfolk | Pittsburgh | Raleigh | Richmond | San Francisco | Tysons | Washington, D.C.

Carlisle Companies Incorporated
May 2, 2024

documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).
As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials, without independent investigation of their accuracy.
Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:
1.The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.
2.The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, the Shares will be validly issued, fully paid and nonassessable.
The opinions expressed above are limited to the General Corporation Law of the State of Delaware in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.
Very truly yours,

/s/ McGuireWoods LLP